                                                                  Exhibit (99.1)

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that I, James Ding, residing at Huizhong Beili, Building 121, Door 3, Room 401, Chaoyang District, Beijing 100012, PR China, do hereby constitute and appoint Jennifer Song of Clifford Chance Rogers & Wells LLP my true and lawful attorney-in-fact and agent with full power of substitution for me and in my name, place and stead, in any and all capacities to sign any and all forms necessary to comply with my reporting obligations under Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time, and to file the same, with all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue thereof.


Dated: February 7, 2002
       ----------


                                             /s/ James Ding
                                             ----------------------------
                                             Name: James Ding